Exhibit 10.54
Metlife Leadership Deferred Compensation Plan
Amendment #8 –The purpose of this amendment is:

●	To allow associates to defer in 1% increments instead of 5%. We are still requiring a 5% minimum.

●
Update the various sections with regards to the new plan provision for honoring distributions at the time of separation of service. For compensation that would have been paid in 2015, but was deferred, we will honor the distribution elections if they have at least 5 years of service or they are at least age 60. Compensation that was deferred prior to this will continue to be subject honoring distribution elections if they are considered Retirement Eligible, Bridge Eligible or meet the Rule of 70.

AMENDMENT NUMBER EIGHT TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated effective with respect to salary and Cash Incentive Compensation
January 1, 2005 and with respect to Stock Compensation April 15, 2005)
Pursuant to Section 19 of the Plan, the Plan Administrator has reserved the right to amend the Plan, and the Plan is hereby amended as follows (specific effective dates are noted in the body of each numbered amendment):

1.	Effective January 1, 2014, Section 4.2 is hereby amended to read as follows:
"4.2.    The Plan Administrator may offer an Eligible Participant the opportunity to indicate each or any of the following, either separately or in combination, in a Deferral Election: (a) the percentage, in increments of 1%, or maximum dollar amount of salary (which, for greater clarity, shall not include any payments under any such plans contingent on a separation agreement, release, or similar agreement) that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Cash Compensation Account, which shall be no less than a minimum of 5% of salary and no greater than 75% of salary; (b) the percentage, in increments of 1%, which shall be no less than a minimum of 5% or (except for payments under the Long Term Performance Compensation Plan, International Long Term Performance Compensation Plan, or payments to an 090 Employee) maximum dollar amount of Cash Incentive Compensation, by plan under which such Compensation may be payable, that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Cash Compensation Account (provided, however, that if the Participant expresses a maximum dollar amount of Cash Incentive Compensation for deferral and the amount of Cash Incentive Compensation actually payable to the Participant is less than the maximum dollar amount specified, the Deferral Election shall be deemed to apply to the full amount of the Cash Incentive Compensation); (c) the percentage, in increments of 1%, of Stock Compensation that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Stock Compensation Account, which shall be no less than a minimum of 5% of Stock Compensation; (d) the percentage, in increments of 1%, of cash payments under the Long Term Performance Compensation Plan which the Eligible Associate wishes to defer into a Deferred Stock Compensation Account; (e) the Investment Tracking Fund(s) which the Eligible Participant selects to adjust the value of the Deferred Cash Compensation Account and the value of the Matching Contribution Account, in increments of 5%; (f) the date on which the Eligible Participant wishes the payment of the Deferred Stock Compensation Account to begin; (g) the date on which the Eligible Participant wishes the payment of the Deferred Cash Compensation Account and Matching Contribution Account to begin; (h) whether the Deferred Compensation Accounts are to be paid in a single lump sum or annual installments; and (i) if the Deferred Compensation Accounts are to be paid in annual installments, the number (not to exceed fifteen (15)) of such installments. With regard to Compensation that would have been paid in 2014 or earlier without a Deferral Election under this Plan if, upon Employment Discontinuance, the Participant is Retirement Eligible or will be deemed to be Retirement Eligible upon attaining age 55, the Participant's elections regarding Deferred Cash Compensation, Matching Contribution Account and/or Deferred Stock Compensation shall be applied to any such compensation otherwise payable after the Participant's Employment Discontinuance. However, with regard to Compensation that would have been paid in 2015 or later without a Deferral Election under this Plan, if, upon Employment Discontinuance, the Participant has either five years of service (calculated using the

Participant's continuous service date under the MetLife SIP) or has attained age 60 or older, the Participant's elections regarding Deferred Cash Compensation and/or Deferred Stock Compensation shall be applied to any such compensation otherwise payable after the Participant's Employment Discontinuance."
2.Effective January 1, 2014, subsection (b) of Section 4.4 is deleted and replaced with the following:
"(b) the date of the Employment Discontinuance provided that on that date: (i) with regard to Compensation that would have been paid in 2014 or earlier without a Deferral Election under this Plan, the Eligible Associate is Retirement Eligible, or, (ii) with regard to Compensation that would have been paid in 2015 or later without a Deferral Election under this Plan, the Eligible Associate has either five years of service (calculated using the Participant's continuous service date under the MetLife SIP) or has attained age 60 or older."
3.Effective January 1, 2014, Sections 10.3.3 and 10.3.4 are hereby amended to read as follows:
"10.3.3. If the date on which payment of any of a Participant's Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, has not occurred prior to the Participant's Employment Discontinuance, and Participant is: (i) with regard to Compensation that would have been paid in 2014 or earlier without a Deferral Election under this Plan, Retirement Eligible upon Employment Discontinuance, or (ii) with regard to Compensation that would have been paid in 2015 or later without a Deferral Election under this Plan, upon Employment Discontinuance has either five years of service (calculated using the Participant's continuous service date under the MetLife SIP) or has attained age 60 or older, then the Participant's Deferred Compensation Accounts shall be payable beginning on the date determined by the Participant's Deferral Election and in the number of payments determined by the Participant's Deferral Election (except that, in the case of a Key Employee who specified payment upon termination of employment when Retirement Eligible, payment of the Deferred Compensation Account shall be payable six (6) months following Employment Discontinuance). Additionally, with regard to Eligible Associates that meet all the criteria specified in this subsection 10.3.3, the terms of subsection 10.3.2 regarding lump sum payments of installments that began before Employment Discontinuance shall not apply and the Deferred Compensation Accounts shall be paid in accordance with the Eligible Associate's Deferral Elections.

10.3.4. If the date on which payment of any of a Participant's Deferred Compensation Accounts with regard to Compensation that would have been paid in 2014 or earlier without a Deferral Election under this Plan is to begin, as specified in the Participant's Deferral Election, has not yet occurred prior to the Participant's Employment Discontinuance, and the Participant (a) is not Retirement Eligible upon Employment Discontinuance, (b) is, at Employment Discontinuance, eligible to participate in a severance plan offered by an Affiliate; and (c) either will be deemed to be Retirement Eligible upon attaining age 55 after Employment Discontinuance or whose benefit under the Retirement Plan is otherwise determined with reference to the reduction factors for commencing benefit payments prior to normal retirement age applicable to Retirement Plan participants with twenty (20) or more years of service, then the Participant's Deferred Compensation Account shall be payable and in the number of payments determined by the Participant's Deferral Election beginning on the date determined by the Participant's Deferral Election; provided, however, that if the Participant's Deferral Election specified payment of Compensation that would have been paid in 2014 or earlier without a Deferral Election under this plan, upon termination of employment when Retirement Eligible then the Participant's Deferred Compensation Account shall be payable upon the Participant's Employment

Discontinuance (except that, in the case of a Key Employee, all remaining amounts in the Deferred Compensation Account shall be payable six (6) months following Employment Discontinuance)."
IN WITNESS WHEREOF, the Plan Administrator has caused this Amendment to be adopted this 17th Day of December 2013.
Plan Administrator
/s/ Mark J. Davis
Mark J. Davis
Attest:
/s/ Lynn Fettig